PROXY                                                                 PROXY

DYNAMICS CORPORATION OF AMERICA
475 Steamboat Road, Greenwich, CT  06830
This Proxy is Solicited on behalf of the Board of Directors

The undersigned, revoking all previous proxies, hereby appoints A. LOZYNIAK and H. V. KENSING, or either of them, attorneys and proxies with power of substitution and with all the powers the undersigned would possess if present, to vote all shares of the common stock of DYNAMICS CORPORATION OF AMERICA
(the "Company") registered in the name of the undersigned, at the Annual Meeting of Shareholders to be held on May 5, 1995 at 10:30 A.M. in the Cole Auditorium of the Greenwich Library, West Putnam Avenue at Dearfield Drive, Greenwich, Connecticut, and any adjournments thereof, as more fully described in the accompanying Proxy Statement of the Company dated March 30, 1995.

1.   ELECTION OF DIRECTORS

Nominees: Harold Cohan, Frank A. Gunther, Henry V. Kensing, Andrew Lozyniak

     FOR all nominees                   WITHHELD from all nominees
         /    /                                   /     /
For, except vote withheld from the following nominee(s):

____________________________________________________________________________

2. Proposal to ratify and approve the Selection of Ernst & Young LLP as independent auditors of the Company for the year 1995.

     /     / FOR          /     / AGAINST          /     / ABSTAIN

3. Proposal by a shareholder to require that all directors be elected annually and not by classes.

     /     / FOR          /     / AGAINST          /     / ABSTAIN

4. In their discretion upon such other matters as may lawfully come before the meeting and all adjournments thereof.

The shares represented hereby will be voted as directed by this proxy, but if no determination is made they will be voted FOR the election of all nominees, FOR the selection of Ernst & Young LLP as independent auditors of the Company for the year 1995, and AGAINST the shareholder's proposal.

Signature ________________________________________________

Date _____________________________________________________

Signature ________________________________________________

Date _____________________________________________________

NOTE: Please date and sign exactly as your name(s) appear(s). If acting as attorney, executor, trustee, or in any other representative capacity, sign name and title.